Exhibit 10.21

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.     Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.   Grant of Restricted Stock Units.   The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the applicable vesting date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Award Date:	,
Number of Shares Subject to Award:	shares of Common Stock (the “Shares”)
Vesting Schedule:

The Shares shall vest in a series of [three (3) successive equal annual] installments upon Participant’s completion of each year of Service over the [three (3)-year] period measured from the Award Date. However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraphs 4 and 6 below.

Issuance Schedule:

Each Share in which Participant vests in accordance with the provisions of this Agreement (including the foregoing Vesting Schedule) shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the date that particular Share vests (the “Issue Date”) or as soon after that scheduled Issue Date as administratively practicable, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth day of the third calendar month following such Issue Date. The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

2.   Limited Transferability.   Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for Participant and/or his or her family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.   Cessation of Service.   Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.   Accelerated Vesting.

A.     Upon (i) the termination of the Participant’s Service by reason of death or Permanent Disability, (ii) the Participant’s resignation from Service for Good Reason or (iii) the Corporation’s termination of the Participant’s Service other than for Good Cause, all the Restricted Stock Units at the time subject to this Award shall immediately vest, and the Participant shall thereupon become entitled to the Shares underlying those vested units.

B.     The Shares to which the Participant becomes entitled pursuant to Paragraph 4.A shall be issued on the date of such cessation of Service or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such cessation of Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such cessation of Service.

C.     The accelerated vesting provisions of this Paragraph 4 shall apply and be effective whether such cessation of Service occurs before or after the consummation of a Change in Control transaction.

5.   Stockholder Rights.

A.     Except as set forth in Paragraph 5.B below, the holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

B.     Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, be declared and paid on the outstanding Common Stock at any time while the Shares subject to this Award remain unvested and unissued (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a dollar amount equal to the dividend paid per share of outstanding Common Stock multiplied by the number of unvested Shares subject to this Award at the time such dividend was paid. On the last business day of December each year, the cash dividend equivalent amounts so credited to the account for that year shall be distributed to the Participant, subject to the Corporation’s collection of the applicable Withholding Taxes. In no event shall any cash dividend equivalents be paid on any vested but unissued Shares subject to this Award.

6.   Change in Control.

A.     Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of any Restricted Stock Units subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting provisions applicable to the Award. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

B.     In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for the Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.

C.     If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 6.A above, then those units shall vest immediately upon the effective date of the Change in Control. The Shares subject to those vested units shall be issued immediately upon vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of applicable Withholding Taxes pursuant to the provisions of Paragraph 8.

D.     This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.   Adjustment in Shares.   In the event of any of the following transactions affecting the outstanding shares of Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, recapitalization, extraordinary dividend or distribution, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or in the event of any merger, consolidation or reorganization, equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. Such adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. In determining the appropriate adjustments, the Plan Administrator shall take into account any amounts credited to the Participant’s book account under Paragraph 5.B in connection with such transaction, and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.

8.   Collection of Withholding Taxes.

A.     The Corporation shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such vesting, a portion of the Shares with a Fair Market Value (measured as of the applicable vesting date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required withholding obligations using the minimum statutory withholding rates for federal and state purposes that are applicable to supplemental taxable income.

B.     Notwithstanding the foregoing provisions of Paragraph 8.A, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares vest hereunder. Accordingly, to the extent the Issue Date for one or more vested Shares is to occur in a year subsequent to the calendar year in which those Shares vest, the Participant shall, on or before the last business day of the calendar year in which the Shares vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares.

C.     Except as otherwise provided in Paragraph 6 and Paragraph 8.A, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to that Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.   Deferred Issue Date.   Notwithstanding any provision to the contrary in this Agreement, no Shares (or other property) which become issuable by reason of Participant’s Separation from Service shall actually be issued to Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his or her Separation from Service or (ii) the date of his or her death, if Participant is deemed at the time of such Separation from Service to be a “key employee” within the meaning of that term under Code Section 416(i) and such delayed issuance is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares (or other property) deferred pursuant to this Paragraph 9 shall be issued in a lump sum to Participant.

10.   Compliance with Laws and Regulations.   The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.

11.   Notices.   Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.   Successors and Assigns.   Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.   Construction.   This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14.   Governing Law.   The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15.   Employment at Will.   Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SJW CORP.
By:
Title:
PARTICIPANT
Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.     Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.

C.     Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.    Board shall mean the Corporation’s Board of Directors.

E.     Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

(i)    the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing 30% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii)   a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)  a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iv)  a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who hold securities representing more than thirty percent (30%) of the combined voting power of the Corporation’s outstanding securities as of March 3, 2003.

F.     Code shall mean the Internal Revenue Code of 1986, as amended.

G.    Common Stock shall mean the shares of the Corporation’s common stock.

H.    Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially al of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.

I.      Disability shall mean the Participant’s permanent and total disability as determined pursuant to Section 22(e)(3) of the Code.

J.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time listed or admitted to trading on the Nasdaq Global Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

(ii)   If the Common Stock is at the time listed or admitted to trading on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on that Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

L.     Good Cause shall be deemed to exist if, and only if: (i) Participant engages in acts or omissions that result in substantial harm to the business or property of the Corporation or any Parent or Subsidiary and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, or (ii) Participant is convicted of a criminal violation involving fraud or dishonesty.

M.    Good Reason shall mean the occurrence of any of the following events without Participant’s express written consent: (i) his removal from any of the following positions:                and             , or any other significant change in the nature or the scope of his authority or overall working environment; (ii) the assignment to Participant of duties materially inconsistent with his duties, responsibilities and status as              and             ; (iii) a reduction in Participant’s rate of base salary or target annual bonus, other than a reduction in an amount not in excess of fifteen percent (15%) of either his base salary or the sum of his base salary and target annual bonus pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Corporation to which Participant and the Executive Compensation Committee have mutually agreed and which occurs prior to a Change in Control; (iv) a change by the Corporation by [fifty-five (55)] miles or more of the principal location at which Participant is required to perform Participant’s services hereunder or [(v) a material breach by the Corporation of any of its obligations under its employment agreement with the Participant dated             ,        (or any successor

agreement) which remains uncured for more than thirty (30) days following Participant’s written notice to the Board in which Participant specifically identifies the material breach which has occurred].

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.

P.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of al classes of stock in one of the other corporations in such chain.

Q.    Plan shall mean the Corporation’s Long Term Incentive Plan.

R.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

S.     Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.

T.     Separation from Service shall mean Participant’s termination of Service under the circumstances which are deemed to constitute a separation from service within the meaning of Code Section 409A and the applicable Treasury Regulations thereunder.

U.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events:  (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

V.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

W.   Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.    Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award.